UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2006

SAXON CAPITAL, INC.
(Exact name of registrant as specified in its charter)

_____________________________

Maryland (State or other jurisdiction of Incorporation)	001-32447 (Commission File Number)	30-0228584 (I.R.S. Employer Identification No.)
4860 Cox Road, Suite 300 Glen Allen, Virginia (Address of principal executive offices)		23060 (Zip Code)

Registrant’s telephone number, including area code (804) 967-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

On August 8, 2006, Saxon Capital, Inc., a Maryland corporation (the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”) with Morgan Stanley Mortgage Capital Inc., a New York corporation (“Morgan Stanley”), and Morgan Stanley’s wholly owned subsidiary, Angle Merger Subsidiary Corporation, a Maryland corporation (“Angle”). If the Merger Agreement is approved by the Company’s shareholders and if the other conditions in the Merger Agreement are met, Angle will merge with and into the Company, with the Company surviving, and each share of Company common stock will be converted into the right to receive $14.10 in cash.

The Merger Agreement includes customary representations, warranties and covenants. Consummation of the transaction contemplated by the Merger Agreement is subject to customary conditions, including the adoption of the Merger Agreement by the required vote of the Company’s shareholders and the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as exhibit 2.1 and is incorporated herein by reference.

Item 8.01 Other Events

On August 9, 2005, the Company issued a press release announcing the execution of the Merger Agreement. The press release is attached as exhibit 99.1.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of August 8, 2006, among Saxon Capital, Inc., Morgan Stanley Mortgage Capital Inc. and Angle Merger Subsidiary Corporation.
Exhibit 99.1	Press Release dated August 9, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2006	SAXON CAPITAL, INC. By: /s/Robert B. Eastep
Robert B. Eastep
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibits          Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of August 8, 2006, among Saxon Capital, Inc., Morgan Stanley Mortgage Capital Inc. and Angle Merger Subsidiary Corporation.
Exhibit 99.1	Press Release dated August 9, 2006.